EXHIBIT 5.1

Sidley Austin LLP One South Dearborn Street Chicago, IL 60603 +1 312 853 7000 +1 312 853 7036 Fax AMERICA · ASIA PACIFIC · EUROPE
August 20, 2021

Western Midstream Partners, LP
9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380

Re:    11,875,000 common units representing limited partner interests in Western Midstream Partners, LP

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) being filed by Western Midstream Partners, LP, a Delaware limited partnership (the “Partnership”), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 11,875,000 common units representing limited partner interests in the Partnership (the “Registered Units”), which may be issued under the Western Midstream Partners, LP 2021 Long-Term Incentive Plan (the “Plan”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined (i) the Registration Statement; (ii) the Partnership’s Certificate of Limited Partnership, as amended to date; (iii) the Partnership’s Second Amended and Restated Agreement of Limited Partnership, dated as of December 31, 2019; (iv) the Certificate of Formation of Western Midstream Holdings, LLC (f/k/a Western Gas Equity Holdings, LLC), a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), as amended to date; (v) the Second Amended and Restated Limited Liability Company Agreement, as amended to date, of the General Partner; (vi) the Plan; (vii) the resolutions adopted by the board of directors of the General Partner relating to the Registration Statement and the Plan; and (viii) the resolutions adopted by the affiliates of the majority unitholder (as of the date of the adoption of such resolutions) of the Partnership relating to the Plan. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Partnership and the General Partner and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Partnership.

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Western Midstream Partners, LP
August 20, 2021

Based on the foregoing, we are of the opinion that each Registered Unit that is newly issued pursuant to the Plan will be validly issued, and the person entitled to such Registered Unit will have no obligation, solely by reason of their ownership of such Registered Unit, to make any contributions to the Partnership or any further payments for their purchase of such Registered Unit, and such persons will have no personal liability, solely by reason of their ownership of such Registered Unit, to creditors of the Partnership for any of its debts, liabilities or other obligations, when: (i) the Registration Statement, as finally amended, shall have become effective under the Securities Act; (ii) such Registered Unit shall have been duly issued and delivered in accordance with the Plan; and (iii) certificates representing such Registered Unit shall have been duly executed, countersigned and registered and duly delivered to the person entitled thereto against payment of the agreed consideration therefor or, if any Registered Unit is to be issued in uncertificated form, the Partnership’s books shall reflect the issuance of such Registered Unit to the person entitled thereto against payment of the agreed consideration therefor, all in accordance with the Plan.

This opinion letter is limited to the Delaware Revised Uniform Limited Partnership Act and the Delaware Limited Liability Company Act. We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP